NEWS
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Cooper Tire and United Steelworkers Reach
Tentative Agreement in Texarkana

FINDLAY, Ohio, Jan. 30, 2019 - Cooper Tire & Rubber Company (NYSE: CTB) and United Steelworkers (USW) Local 752L in Texarkana, Arkansas, have reached tentative agreement on a new four-year labor contract. Details of the agreement are being withheld pending presentation to USW members. A ratification vote is expected to take place within the next few days.

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About Cooper Tire & Rubber Company
Cooper Tire & Rubber Company (NYSE: CTB) is the parent company of a global family of companies that specializes in the design, manufacture, marketing and sale of passenger car, light truck, medium truck, motorcycle and racing tires. Cooper's headquarters is in Findlay, Ohio, with manufacturing, sales, distribution, technical and design operations within its family of companies located in more than one dozen countries around the world. For more information on Cooper, visit www.coopertire.com, www.facebook.com/coopertire or www.twitter.com/coopertire.

Contact
Anne Roman
419.429.7189
alroman@coopertire.com

Megan James
419.424.4251
majames@coopertire.com